UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 17, 2009

ZULU ENERGY CORP.
(Exact name of registrant as specified in its charter)

Colorado	000-52272	20-3281304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

999 18th Street, 30th Floor, Denver, Colorado 80202
(Address of principal executive offices) (zip code)

(720) 961-3255
(Registrant's telephone number, including area code)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.

(b)           On February 10, 2009, Zulu Energy Corp. (the “Company”) received a letter from Abdul Majeed Al Fahim tendering his resignation as a member of the Company’s Board of Directors effective January 31, 2009.  Mr. Al Fahim’s resignation is not as the result of a disagreement with the Company on any matter relating to its operations, policies or practices but rather due to his availability to serve on the Board.  The Board has accepted Mr. Al Fahim’s resignation.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZULU ENERGY CORP.

Dated: February 17, 2009	By:	/s/ Mohamed Gova
Name: Mohamed Gova
Title: Chief Executive Officer